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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                      NUVEEN EQUITY PREMIUM AND GROWTH FUND
             (Exact Name of Registrant as Specified in Its Charter)

       MASSACHUSETTS                                    TO BE APPLIED FOR
  (State of Incorporation                               (I.R.S. Employer
     or Organization)                                  Identification No.)

                              333 West Wacker Drive
                             Chicago, Illinois 60606
                    (Address of Principal Executive Offices)

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     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                         Name of Each Exchange On Which
     to be so Registered                         Each Class is to be Registered
     -------------------                         ------------------------------

 Share of beneficial interest                       New York Stock Exchange
 $0.01 par value per share

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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-128545.

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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                                (Title of Class)

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Item 1.   Description of Registrant's Securities to be Registered.

     The shares (the "Shares") to be registered hereunder are shares of beneficial interest, $0.01 par value per share of Nuveen Equity Premium and Growth Fund (the "Registrant"). A description of the Shares is contained under the heading "Description of Shares" in the prospectus included in an amendment to the Registrant's registration statement on Form N-2 and under the heading "Description of Shares" in the statement of additional information included therein, which registration statement was filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on September 23, 2005 (Registration Nos. 333-128545 and 811-21809, respectively), and such description is incorporated herein by reference.

Item 2.   Exhibits.

     Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  October 14, 2005

                                                 NUVEEN EQUITY PREMIUM
                                                 AND GROWTH FUND


                                                 By:    /s/ Jessica R. Droeger
                                                     ---------------------------
                                                 Name:  Jessica R. Droeger
                                                 Title: Vice President and
                                                         Secretary